Exhibit 99.1

NETLIST REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

IRVINE, CALIFORNIA, March 5, 2020 - Netlist, Inc. (OCTQX: NLST) today reported financial results for the fourth quarter and full year ended December 28, 2019.

Net sales for the fourth quarter ended December 28, 2019 were $9.4 million, compared to net sales of $9.0 million for the quarter ended December 29, 2018. Gross profit for the quarter ended December 28, 2019 was $1.4 million, or 15.3% of net sales, compared to a gross profit of $0.9 million, or 9.5% of net sales, for the quarter ended December 29, 2018.

Net loss for the fourth quarter ended December 28, 2019 was ($1.8) million, or a loss per share of ($0.01), compared to a net loss in the prior year period of ($4.4) million, or a loss per share of ($0.03). These results include stock-based compensation expense of $0.2 million and $0.2 million for the quarters ended December 28, 2019 and December 29, 2018, respectively.

Net sales for the full year ended December 28, 2019 were $26.1 million, compared to net sales of $33.5 million for the full year ended December 29, 2018. Gross profit for the full year ended December 28, 2019 was $2.6 million, or 9.8% of net sales, compared to a gross profit of $2.3 million, or 6.9% of net sales, for the full year ended December 29, 2018.

Net loss for the full year ended December 28, 2019 was ($12.5) million, or a loss per share of ($0.08), compared to a net loss in the prior year period of ($17.1) million, or a loss per share of ($0.16). These results include stock-based compensation expense of $1.0 million and $0.7 million for the years ended December 28, 2019 and December 29, 2018, respectively.

As of December 28, 2019, cash, cash equivalents and restricted cash was $11.7 million, total assets were $22.1 million, working capital was $5.4 million, total debt and accrued interest, net of debt discount, was $19.2 million, and stockholders’ deficit was ($8.4) million.

Netlist's Chief Executive Officer, C.K. Hong said, “We completed the 2019 year with progress across key strategic initiatives, providing strong momentum for 2020. Fourth quarter revenue was up by over 50% from the prior quarter, gross margins improved by 219% consecutively resulting in a 43% improvement in bottom line results. In October, we secured a favorable Initial Determination at the U.S. International Trade Commission (ITC) in our multi-year campaign to protect our intellectual property and look forward to the Commission’s final determination on April 7.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, March 5, 2020 at 12:00 p.m. Eastern Time to review Netlist’s results for the fourth quarter and full year ended December 28, 2019. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries.  HybriDIMM™, Netlist's next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also manufactures and provides a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. Forward-looking statements contained in this news release include statements about Netlist's ability to execute on its strategic initiatives. All forward-looking statements reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships,; the competitive landscape of Netlist's industry; and general economic, political and market conditions. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's annual report on Form 10-K for its most recently completed fiscal year filed on March 22, 2019, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi/Sharon Oh	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 28,	December 29,
	2019	2018
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$8,966	$14,802
Restricted cash	2,750	1,850
Accounts receivable, net	3,672	2,917
Inventories	3,496	2,946
Prepaid expenses and other current assets	627	677
Total current assets	19,511	23,192

Property and equipment, net	286	279
Operating lease right-of-use assets	968	—
Other assets	1,376	1,394
Total assets	$22,141	$24,865

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$9,134	$9,497
Revolving line of credit	2,990	2,293
Accrued payroll and related liabilities	740	604
Accrued expenses and other current liabilities	793	343
Note payable	412	376
Total current liabilities	14,069	13,113
Convertible promissory notes and accrued interest, net of debt discounts	15,793	17,346
Operating lease liabilities	498	—
Other liabilities	144	78
Total liabilities	30,504	30,537

Commitments and contingencies

Stockholders' deficit:
Preferred stock	—	—
Common stock	169	139
Additional paid-in capital	179,086	169,355
Accumulated deficit	(187,618)	(175,166)
Total stockholders' deficit	(8,363)	(5,672)
Total liabilities and stockholders' deficit	$22,141	$24,865

Netlist, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 28,	December 29,	December 28,	December 29,
	2019	2018	2019	2018
Net sales	$9,370	$9,021	$26,103	$33,529
Cost of sales(1)	7,933	8,167	23,533	31,228
Gross profit	1,437	854	2,570	2,301
Operating expenses:
Research and development(1)	645	573	2,383	2,899
Intellectual property legal fees	564	2,559	4,131	8,918
Selling, general and administrative(1)	1,822	1,835	7,546	6,856
Total operating expenses	3,031	4,967	14,060	18,673
Operating loss	(1,594)	(4,113)	(11,490)	(16,372)
Other income (expense):
Interest expense, net	(170)	(276)	(945)	(739)
Other income (expense), net	1	1	(4)	(11)
Total other expense, net	(169)	(275)	(949)	(750)
Loss before provision (benefit) for income taxes	(1,763)	(4,388)	(12,439)	(17,122)
Provision (benefit) for income taxes	12	(2)	13	(2)
Net loss	$(1,775)	$(4,386)	$(12,452)	$(17,120)
Net loss per common share:
Basic and diluted	$(0.01)	$(0.03)	$(0.08)	$(0.16)
Weighted-average common shares outstanding:
Basic and diluted	164,658	138,737	148,132	107,071

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$6	$7	$26	$26
Research and development	50	54	213	236
Selling, general and administrative	151	105	750	475
Total stock-based compensation	$207	$166	$989	$737